Exhibit 21.1

ON SEMICONDUCTOR CORPORATION

List of Subsidiaries as of 12/31/2023 (1)

AMI Semiconductor Canada Company	{Nova Scotia, Canada}
AMIS Foreign Holdings, Inc.	{Delaware}
Aptina (Mauritius) Limited	{Mauritius}
Aptina Holdings (Cayman) Inc.	{Cayman Islands}
Aptina Imaging Corporation	{Cayman Islands}
Aptina India Private Limited	{India}
Aptina Pte. Ltd.	{Singapore}
Aptina, LLC	{Delaware}
Fairchild Semiconductor (Malaysia) Sdn. Bhd.	{Malaysia}
Fairchild Semiconductor (Suzhou) Co., Ltd.	{China (PRC)}
Fairchild Semiconductor Corporation of California	{Delaware}
Fairchild Semiconductor Hong Kong (Holdings) Limited	{Hong Kong, China (PRC)}
Fairchild Semiconductor International, LLC	{Delaware}
Fairchild Semiconductor Mauritius Ltd.	{Mauritius}
Fairchild Semiconductor Pte. Ltd.	{Singapore}
Fairchild Semiconductor Technology (Beijing) Co., Ltd.	{China (PRC)}
Fairchild Semiconductor Technology (Shanghai) Co., Ltd.	{China (PRC)}
Fairchild Semiconductor, LLC	{Delaware}
GT Advanced Technologies Limited	{Hong Kong, China (PRC)}
GT Solar Mauritius, Ltd.	{Mauritius}
GTAT Corporation	{Delaware}
GTAT Terra Inc.	{Delaware}
Hudson Valley Research Park Sewage Works Corporation	{New York}
Hudson Valley Research Park Water-Works Corp.	{New York}
Leshan-Phoenix Semiconductor Company Limited	{China (PRC)}
ON Design Czech s.r.o.	{Czech Republic}
ON Electronics Private Limited	{India}
ON Management, LLC	{Delaware}
ON Semiconductor (Shenzhen) Limited	{China (PRC)}
ON Semiconductor (Thailand) Co. Ltd.	{Thailand}
ON Semiconductor Adria d.o.o.	{Slovenia}
ON Semiconductor Aizu Co., Ltd.	{Japan}
ON Semiconductor Austria GmbH	{Austria}
ON Semiconductor Benelux B.V.	{Netherlands}
ON Semiconductor Binh Duong Company Limited	{Vietnam}
ON Semiconductor Canada Holding Corporation	{Ontario, Canada}
ON Semiconductor Canada Trading Corporation	{Nova Scotia, Canada}
ON Semiconductor Cebu Philippines, Inc.	{Philippines}
ON Semiconductor Connectivity Solutions, Inc.	{Delaware}
ON Semiconductor Czech Republic s.r.o.	{Czech Republic}
ON Semiconductor France SAS	{France}
ON Semiconductor Germany GmbH	{Germany}

ON Semiconductor Holdings Malaysia Sdn. Bhd.	{Malaysia}
ON Semiconductor Ireland Research and Design Limited	{Ireland}
ON Semiconductor Italy S.R.L.	{Italy}
ON Semiconductor Japan Holdings Ltd.	{Japan}
ON Semiconductor Japan Ltd.	{Japan}
ON Semiconductor Kanto Co. Ltd.	{Japan}
ON Semiconductor Korea, Ltd.	{South Korea}
ON Semiconductor Leasing, LLC	{Delaware}
ON Semiconductor Limited	{United Kingdom}
ON Semiconductor Malaysia Sdn. Bhd.	{Malaysia}
ON Semiconductor Netherlands B.V.	{Netherlands}
ON Semiconductor Niigata Co., Ltd.	{Japan}
ON Semiconductor Philippines, Inc.	{Philippines}
ON Semiconductor Romania S.R.L.	{Romania}
ON Semiconductor S.R.L.	{Italy}
ON Semiconductor Shenzhen China (ONSC) Limited	{China (PRC)}
ON Semiconductor Slovakia, a.s.	{Slovak Republic}
ON Semiconductor SSMP Philippines Corporation	{Philippines}
ON Semiconductor Switzerland SA	{Switzerland}
ON Semiconductor Technology B.V.	{Belgium}
ON Semiconductor Technology Hong Kong Limited	{Hong Kong, China (PRC)}
ON Semiconductor Technology India Private Limited	{India}
ON Semiconductor Technology Korea Limited	{South Korea}
ON Semiconductor Trading (Shanghai) Limited	{China (PRC)}
ON Semiconductor Trading Sàrl	{Switzerland}
ON Semiconductor United Kingdom Limited	{United Kingdom}
ON Semiconductor Vietnam Company Limited	{Vietnam}
ONSEMI SPAIN, S.L.	{Spain}
SANYO LSI Technology India Private Limited	{India}
SANYO Semiconductor (S) Pte. Ltd.	{Singapore}
SCG Czech Design Center s.r.o.	{Czech Republic}
SCG Hong Kong SAR Limited	{Hong Kong, China (PRC)}
SCG Korea Limited	{South Korea}
Semiconductor Components Industries Singapore Pte Ltd	{Singapore}
Semiconductor Components Industries, LLC	{Delaware}
SensL Technologies Limited	{Ireland}
Sound Design Technologies Ltd.	{Ontario, Canada}
TranSiC AB	{Sweden}
{ } Denotes jurisdiction. (1)All ON Semiconductor Corporation subsidiaries generally do business under the name “onsemi” or such other similar name as they transition to "onsemi.”